================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               CVF CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                    CVF CORP.
                       300 International Drive, Suite 100
                          Williamsville, New York 14221

                                    NOTICE OF
                        1997 ANNUAL STOCKHOLDERS' MEETING

To the Stockholders:

         Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Meeting"), of CVF Corp. (the "Company"), will be held at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York (immediately north of Route I-290), at 2:00 p.m., New York time, on August 21, 1997 for the following purposes:

         1. To elect three directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To consider and take action on a proposal to amend the Company's Articles of Incorporation to change the Company's name from CVF Corp. to CVF Corporation; and

         3. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on July 22, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Robert A. Nally
                                            Treasurer and Secretary

Date: ___________________, 1997

================================================================================
STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
================================================================================

                                                               ___________, 1997

                                    CVF CORP.
                       300 International Drive, Suite 100
                          Williamsville, New York 14221

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 21, 1997

         The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of CVF Corp. (the "Company"), to be held on August 21, 1997 at 2:00 p.m., New York time, at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York (immediately north of Route I-290). A copy of the Company's Annual Report to Stockholders for the fiscal period ended December 31, 1996 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy and a copy of the Company's Statement on Form 10-SB/A, General Form for Registration of Securities of Small Business Issuers under Section 12(b) or 12(g) of the Securities Act of 1934, as amended (the "Exchange Act"), may be obtained from the Company's Secretary, 300 International Drive, Suite 100, Williamsville, New York 14221. This Proxy Statement, Annual Report and form of proxy will first be sent to stockholders on or about ______________, 1997.

                   SOLICITATION AND REVOCABILITY OF PROXIES

         The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and Company employees (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The record date for determining shares of common stock, $0.001 par value per share, of the Company ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on June 22, 1997. On such date there were 5,843,449 Shares outstanding, entitled to one vote each.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------

         The following table sets forth the Shares beneficially owned, as of June 30, 1997, by each director and executive officer of the Company. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table. Additionally, to the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Exchange Act, beneficially owned, as of June 30, 1997, more than five percent of the Shares outstanding, except as set forth in the following table.


                                                       Amount
Name and Address                                   Beneficially        Percent
of Beneficial Owner                                    Owned          of Class
-------------------                                ------------       ---------

Jeffrey I. Dreben                                    414,353(1)         7.14%
300 International Drive
Suite 100
Williamsville, New York   14221

Malcolm I. Gissing                                   413,782(2)         7.13%
1487 Lakeshore Road East
Oakville, Ontario   L6J 1L9

George A. Khouri                                           0               0%
421 Field Point Road
Greenwich, Connecticut   06830

Robert A. Nally                                      414,353(1)         7.14%
189 Mary Street
Waterloo, Ontario   N2J 1S1

Brant Investments Limited                            541,650            9.33%
c/o Royal Trust Company - Pension Dept.
Royal Trust Tower, 7th Floor
77 King Street West
Toronto, Ontario  M5W 1P9

Stepworth Holdings, Inc.                             638,467            11.0%
1170 Rue Peel
Montreal, Quebec   H3B 4P2

                                                       Amount
Name and Address                                   Beneficially        Percent
of Beneficial Owner                                    Owned          of Class
-------------------                                ------------       ---------

The Canada Trust Company                             610,750            10.52%
c/o Prudential Insurance Co. of America
200 Consilium Place, Ste. 500
Scarborough, Ontario   M1H 3E6

Bansco Group                                         694,081            11.96%
c/o The Bank of Nova Scotia
Securities Department
Lower Concourse
Scotia Plaza
44 King Street West
Toronto, Ontario   M5H 1H1

Royal Trust Corporation                              359,200             6.18%
Pension Dept.
Royal Trust Tower, 7th Floor
Toronto, Ontario  M5W 1P9

Montowr & Co.                                        299,174             5.16%
c/o Montreal Trust - Pension & Inv. Fund Service
Montreal Trust Tower, 8th Floor
15 King Street West
Toronto, Ontario  M5H 1B4

Mutual Life Assurance Company of Canada              359,200             6.19%
227 King Street South
Waterloo, Ontario  N2J 4C5

BCE Inc.                                             359,200             6.19%
c/o BCE Ventures
1000 Rue de la Gauchetiere West
Suite 3600
Montreal, Quebec   H3B 4Y7

Directors and Officers as a                        1,176,420            20.27%
  Group (1)(2)(3)

----------
(1) A warrant (the "Warrant") for a total of 952,784 Shares is held and is exercisable by Canadian Venture Founders Management Limited ("CVF Management"). A portion (approximately 22.43%) of the Shares (i.e., 213,709 Shares) underlying the Warrant are attributed to each of Messrs. Dreben and Nally because Mr. Dreben's wife and Mr. Nally's wife each owns approximately 22.43% of the beneficial interest in CVF Management. Each of Messrs. Dreben and Nally expressly disclaims beneficial ownership in the Shares, issuable upon exercise of the Warrant.

(2) Attributed to Mr. Gissing in the table are 213,138 of the Shares issuable upon exercise of the Warrant, because of Mr. Gissing's ownership of approximately 22.37% of the beneficial interest in CVF Management, holder of the Warrant.

(3) Includes 200,664 Shares owned by Mr. Nally's wife as to all of which Mr. Nally disclaims beneficial ownership.


OPTIONS, WARRANTS AND RIGHTS
----------------------------

                  The following table sets forth, as of June 30, 1997, the outstanding options and warrants issued by the Company:


                                        TITLE AND         EXERCISE
NAME OF HOLDER                    AMOUNT OF SECURITIES     PRICE           DATE OF EXERCISE
--------------                    --------------------     -----           ----------------
CVF Management(1)                  Warrant to acquire       $3.05        Exercisable upon the
                                   952,784 Shares(2)                     occurrence of certain
                                                                         conditions until
                                                                         September 20, 2000

----------
(1) CVFLP's general partner. The Company acquired all of the assets of CVFLP pursuant to an Asset Purchase Agreement dated August 20, 1995.

(2)       16.42% of the Shares outstanding as of June 30, 1997.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES
--------

In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at three. All three positions on the Board are to be filled by the affirmative vote of a majority of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

         The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected directors at the 1996 Annual Meeting of Shareholders except Mr. Khouri who was appointed a director in April 1997. As part of his retirement, Mr. Gissing, presently a director of the Company, will not be standing for reelection. Mr. P. Anthony Bordes, Jr. resigned from his positions as a director and officer of the Company in November, 1996.

         Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

         The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.


Name, Position and                               Principal Occupation and Business
Tenure with the Company              Age         Experience for Past Five Years (1)
-----------------------              ---         ----------------------------------

Jeffrey I. Dreben                     52         Director, Chairman, President and Chief Executive
  Director, Chairman, President                  Officer of the Company since 1995; Director, Vice
  and Chief Executive Officer                    President and Treasurer of CVF Management from
  since 1995                                     1989 to 1995.


Robert A. Nally                       49         Director and Consultant of the Company since 1995
  Director and Consultant since                  and Treasurer and Secretary of the Company since
  1995, Treasurer and Secretary                  1997; Vice President and Secretary of CVF
  since 1997                                     Management from 1989 to 1995.

George A. Khouri                      50         Director and Special Consultant of the Company since
  Director and Special Consultant                1997; Managing Director-Capital Markets for
  since 1997                                     Nomura Securities International Inc. from 1995 to
                                                 1997; Vice President of Trigon Group (an investment
                                                 banking boutique) from 1992 to 1995; Managing
                                                 Director of Prudential Bache Capital Partners until
                                                 1992.

----------
(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS
------------------------------------

         No members of the Board of Directors, except Mr. Nally, serve on the Boards of Directors or the Boards of Trustees of any other publicly-held companies. Mr. Nally serves on the Boards of Directors of Virtek Holding Inc. and Mindflight Corporation, both of which are publicly-held Canadian corporations. The Company has no investment or other financial interest in either of these corporations.

COMMITTEES AND MEETING DATA
---------------------------

         The Company does not have any committees. During the year ended December 31, 1996, the full Board of Directors met on four occasions. Each director attended all (100%) of the meetings of the Board except Mr. P. Anthony Bordes, Jr. who attended less than 75% of the Board meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

         Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of Shares. During 1996, when the Company was not registered under the Exchange Act, no officer or director of the Company was required to file a report under Section 16(a) with respect to the Company's Securities.

EXECUTIVE OFFICERS
------------------

         The following is a list of the Company's executive officers. Mr. P. Anthony Bordes, Jr. resigned from his position as Treasurer and Secretary of the Company in November, 1996.

Name, Position and                             Principal Occupation and Business
Tenure with the Company                Age     Experience for Past Five Years
-----------------------                ---     ------------------------------

Jeffrey I. Dreben                       52     See table under "Nominees."
  Chairman, President and Chief
  Executive Officer
  since 1995

                                        49     See table under "Nominees."

Robert A. Nally
  Treasurer and Secretary
  since 1997

EXECUTIVE COMPENSATION
----------------------

         The following table summarizes, for the fiscal years ended December 31, 1996 and 1995, the amount of the compensation paid by the Company to its Chief Executive Officer. No other executive officer received cash compensation during the year ended December 31, 1996 which exceeded $100,000. Mr. Dreben became an executive officer of the Company in 1995.

                                                                  Annual
                                                               Compensation
                                                            -------------------

                 Name and Principal
                      Position                     Year           Salary
              ------------------------             ----          ---------
              Jeffrey I. Dreben                    1996          $102,765
               Chairman, President and             1995          $ 26,273(1)
               Chief Executive Officer

-----------------

(1) Paid in Canadian currency but translated in the table to U.S. currency based on the exchange rate of Canadian $1.00 = U.S. $0.7298 on July 11, 1997.

         Option Grants and Exercises. No options for Shares were granted to Mr. Dreben during the years ended December 31, 1996 and December 31, 1995. In addition, Mr. Dreben did not exercise any options for Shares during the years ended December 31, 1996 and December 31, 1995.

         Directors' Fees. The Company does not currently pay any additional fees to the directors who are also officers of or consultants to the Company. For the two-month period in 1997 when George Khouri was rendering consulting services under his first consulting agreement with the Company, he received, in addition to consulting fees of $750 per day, director fees of $1,000 per month. See "Certain Transactions and Relationships."

CERTAIN TRANSACTIONS AND RELATIONSHIPS
--------------------------------------

        Transactions with CVF, Inc. Pursuant to a stock purchase agreement dated February 5, 1997, the Company repurchased 601,932 Shares from CVF, Inc. for an aggregate purchase price of $10.00. The shareholders of CVF, Inc. at that time included Messrs. Dreben and Nally, current directors and nominees for directors of the Company, and Mr. Gissing, a director of the Company. Also on February 5, 1997, the Company issued options to purchase an aggregate of 601,932 Shares for $.05 per Share to Messrs. Dreben, Nally and Gissing. The transactions of February 5, 1997 were structured to be a like-kind exchange with no effect on earnings. On May 30, 1997, these options were exercised.

        Service Agreement with D and N Consulting Corporation. The Company entered into a Service Agreement dated February 10, 1997 with D and N Consulting Corporation ("D and N"), identical to its agreement the Company formerly had with CVF, Inc., the predecessor to D and N, pursuant to which D and N would provide a variety of administrative, managerial and clerical services to the Company. Under the Service Agreement, D and N would be responsible for all administrative requirements of the Company, including, but not limited to, maintaining the books of the Company, preparing periodic reports to the Board of Directors of the Company and providing office facilities and travel expenses. In return for the above services, D and N is to be paid a service fee based on an annual budget prepared by D and N and approved by the Board of Directors of the Company. Messrs. Dreben and Nally are each officers and 50% shareholders of D and N. D and N and the Company have mutually agreed to defer operation of the Service Agreement. Instead, the services continue to be provided by officers, employees and consultants of the Company, and the Company has neither paid nor accrued service fees under the Service Agreement.

        Consulting Arrangement with Mr. Khouri. Pursuant to an Independent Consultant Agreement, for the months of April and May 1997, Mr. Khouri, a nominee for director of the Company, provided the Company with consulting services, as well as services as a director, in exchange for which Mr. Khouri received consulting fees of $750 per day and director fees of $1,000 per month. Effective June 1, the Company reached a new agreement with Mr. Khouri pursuant to which Mr. Khouri will provide the Company with consulting services and report directly to the President of the Company in exchange for which Mr. Khouri will receive $10,500 per month and no additional fees as a director for a one-year term which is renewable if mutually agreed to by the parties. The parties intend to execute a written agreement to the same effect. This consulting agreement may be terminated by either party upon 90 days notice of the intent to so terminate. Upon termination, Mr. Khouri will resign as a director. Periodically, the President of the Company will review Mr. Khouri's performance and determine whether to continue Mr. Khouri's consulting arrangement. Also, after each one-year term, the Board of Directors of the Company will review Mr. Khouri's performance and the recommendation of the President and, may, in their sole discretion, grant Mr. Khouri an option to purchase up to 45,000 Shares. Additionally, Mr. Khouri will automatically receive options to purchase 45,000 Shares, one quarter of which (options to purchase 11,250 Shares) will vest every three-month period effective June 1, 1997 and all of such options will have an exercise price of $5.00 per Share.

         Consulting Arrangement with Mr. Nally. The Company has an oral understanding with Mr. Nally, a director, nominee for director and an officer of the Company, pursuant to which Mr. Nally provides the Company with certain consulting services, particularly with respect to technology management, in exchange for which Mr. Nally receives compensation as determined by the Board of Directors. The parties intend to execute a written agreement to the same effect. In 1996, Mr. Nally received $80,543 for his services as a consultant to the Company.

         Consulting Arrangement with Mr. Gissing. The Company has an oral understanding with Mr. Gissing, a current director of the Company, pursuant to which Mr. Gissing provides the Company with certain consulting services and sits on the Boards of certain companies affiliated with the Company in exchange for which Mr. Gissing receives $6,000 Canadian dollars (approximately $4,379 U.S. dollars based on the exchange rate of Canadian $1.00 = U.S. $.7298 on July 11, 1997) per month.

                                 PROPOSAL NO. 2
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

        At the Meeting, stockholders of the Company will be asked to vote on a proposal to consider and take action on a proposal to amend the Company's Articles of Incorporation to change the name of the Company from CVF Corp. to CVF Corporation. The affirmative vote of at least a majority of Shares outstanding and entitled to vote is required to approve and adopt the amendment to the Articles of Incorporation. The management of the Company believes the name change is desirable to avoid confusion and errors resulting from the assumption of some persons that the use of "Corp." is simply an informal abbreviation and that "Corporation" is the correct last word of the Company's name. The Board of Directors recommends a vote FOR approval of the amendment. Unless otherwise instructed, proxies will be voted FOR approval of the amendment to change the Company's name to CVF Corporation.

        If the name change is approved, stockholders may retain their existing stock certificates, as there is no need to exchange them for new certificates.

                                 PROPOSAL NO. 3
                                  OTHER MATTERS

        So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                             INDEPENDENT ACCOUNTANTS

        Feldman Radin & Co., P.C., an affiliate of DFK International, has audited the accounts of the Company since 1995. A representative of Feldman Radin & Co., P.C. is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals must be received at the Company's offices no later than _____________, 1998 in order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 Robert A. Nally
                                 Treasurer and Secretary



Williamsville, New York

CVF Corp.                                                               PROXY
300 International Drive, Suite 100
Williamsville, New York  14221


                          THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey I. Dreben and Robert A. Nally, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of CVF Corp. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York on August 21, 1997, at 2:00 p.m., New York time, and directs that the Shares represented by this Proxy shall be voted as indicated below:

1.       ELECTION OF DIRECTORS

         [ ]    FOR all nominees listed          [ ]    WITHHOLD AUTHORITY
                below (EXCEPT AS MARKED                 to vote for all
                TO THE CONTRARY BELOW)                  nominees listed below

         INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                       STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

         Jeffrey I. Dreben; Robert A. Nally; and George A. Khouri.

2.       AMENDMENT TO THE ARTICLES OF INCORPORATION

                  Proposal to amend the Company's Articles of Incorporation to change the Company's name from CVF Corp. to CVF Corporation.

         [ ]    FOR                [ ]    AGAINST                [ ]    ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.



                                    FRONT
                                    -----

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSALS 1 AND 2. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 3 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                            Dated: _______________________, 1997

                                            PLEASE SIGN EXACTLY AS NAME(S)
                                            APPEAR ON STOCK CERTIFICATE(S). A
                                            corporation is requested to sign its
                                            name by its President or other
                                            authorized officer, with the office
                                            held so designated. A partnership
                                            should sign in the partnership name
                                            by an authorized person. Executors,
                                            administrators, trustees, guardians
                                            and corporate officers are requested
                                            to indicate the capacity in which
                                            they are signing. JOINT TENANTS
                                            SHOULD BOTH SIGN.

                                            -----------------------------------


                                            -----------------------------------
                                                (Signature of Stockholder(s))


               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.






                                      BACK
                                      ----